                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Multistate Series--9H (California, North Carolina, Pennsylvania and Virginia Trusts):

We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 33-42074 of our opinion dated October 14, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
NOVEMBER 16, 1998